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                                                                   EXHIBIT 10.21



                         RESTRICTIVE COVENANT AGREEMENT


I, L. Edward Shaw, Jr., as an executive of Aetna Inc. and one or more of its subsidiaries and affiliates (collectively, the "Company"), in consideration for the compensation arrangements outlined in the letter dated April 28, 1999 from Richard L. Huber, and other good and sufficient consideration, and acknowledging the Company's reliance upon my commitments and obligations herein, hereby agree as follows:

1. I covenant and agree that for so long as I am employed with the Company and for a period of one year after my resignation, the termination of my employment with the Company or my negotiated departure from employment with the Company, I shall not become associated, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly traded company), with any entity that is actively engaged in any geographic area in any business which is in substantial and direct competition with the business or businesses of the Company for which I provided substantial services or for which I had substantial responsibility within the previous 24 months, provided that nothing in this paragraph shall preclude me from performing services solely and exclusively for a division or subsidiary of such entity that is engaged in a non-competitive business. Notwithstanding the foregoing, this Paragraph 1 shall not be enforceable in any manner that would be in violation of the rules contained in the Code of Professional Responsibility or the Rules of Professional Conduct with respect to services as a lawyer.

2. Notwithstanding the foregoing, in the event my employment is terminated by the Company under circumstances entitling me to either salary continuance or severance payments by the Company, Paragraph 1 shall not apply.

3. I covenant and agree that during my employment and for a period of two years after my employment with the Company has been terminated for any reason, whether with or without cause and whether voluntarily or involuntarily, I shall not attempt, directly or indirectly, (i) to induce any employee, insurance agent, broker dealer, financial planner, registered principal or representative, health care provider, or other supplier of the Company, or any subsidiary or any affiliate thereof to be employed or perform services elsewhere; (ii) to induce any insurance agent or agency, broker-dealer, financial planner, registered principal or representative, health care provider, or other supplier of the Company, or any subsidiary or affiliate thereof to cease or curtail providing services to the Company, or any subsidiary or affiliate thereof; and (iii) to solicit, on behalf of any person or entity other than the Company or any of its subsidiaries or affiliates, the trade of any individual or entity which, at the time of the solicitation, is a customer of the Company, or any subsidiary or affiliate thereof, or which the Company, or any subsidiary or affiliate thereof is undertaking reasonable steps to procure as a customer at the time of or immediately preceding termination of employment; provided, however, that this limitation in (iii) shall only apply to any product or service which is in competition with a product or service of the Company or any subsidiary or affiliate thereof.
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4.   I acknowledge and agree that, during the course of my employment with the
     Company, I will learn and have access to the Company's trade secrets, confidential information, and proprietary materials which may include but is not limited to methods, procedures, computer programs, databases, customer lists and identities, provider lists and identities, employee lists and identities, processes, premium and other pricing information, research, payment rates, methodologies, contractual forms, and other information which is not publicly available generally and which has been developed or acquired by the Company with considerable effort and expense. I covenant and agree to hold all of the foregoing trade secrets, confidential information and proprietary materials in the strictest confidence and shall not disclose, divulge or reveal the same to any person or entity during the term of my employment with the Company or at any time thereafter.

5. I understand that either I or the Company may terminate our employment relationship at any time, with or without cause. Upon such termination, I shall immediately return to the Company all Company property, documentation, trade secrets, confidential information and proprietary materials in my possession, custody or control, and shall return any copies thereof. After termination of my employment with the Company, I further agree to cooperate reasonably with all matters requested by the Company within the scope of my employment with the Company. The Company agrees and acknowledges that it shall, to the maximum extent possible under the then prevailing circumstances, coordinate, or cause a subsidiary or affiliate thereof to coordinate any such request with my other commitments and responsibilities to minimize the degree to which such request interferes with such commitments and responsibilities and agrees that it will reimburse me for reasonable travel expenses (i.e., travel, meals and lodging) that I may incur in providing assistance to the Company hereunder.

6. The purpose of this Agreement, among other things, is to protect the Company from unfair or inappropriate competition and to protect its trade secrets and confidential information. I agree that if the scope of enforcement of this Agreement is ever disputed, a court or other trier of fact may modify and enforce it to the extent it believes is lawful and appropriate.

7. I acknowledge that compliance with this agreement is necessary to protect the business and good will of the Company and that any actual or prospective breach will irreparably cause damage to the Company for which money damages may not be adequate. I therefore agree that if I breach or attempt to breach this Agreement, the Company shall be entitled to obtain temporary, preliminary and permanent equitable relief, without bond, to prevent irreparable harm or injury, and to money damages, together with any and all other remedies available under applicable law. I understand that I shall be liable to pay the Company's reasonable attorneys' fees and costs in any successful action to enforce this agreement. I further agree that a temporary restraining order and preliminary injunction can be obtained without personal service on me if I cannot be located at the last address I have provided to the Company. I acknowledge that in the event my employment with the Company terminates, I will still be able to earn a livelihood without violating this agreement.
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8.   This Agreement shall be construed in accordance with the laws of
     Connecticut. The Company does not intent to enforce the restrictions in Paragraph 1 above to the extent (a) such enforcement would violate applicable law or (b) the restrictions are invalid or void under applicable law.

9. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made or relied upon by any party. No modifications or change hereby shall be binding upon any party unless in writing executed by all parties.

10. I acknowledge that the Company is relying upon my foregoing commitments and obligations in revealing trade secrets and confidential information to me and in making salary, bonus and/or any other payments to me.

IN WITNESS WHEREOF, the parties, intending to be legally bound, state that they understand this agreement, enter into it freely, and have duly executed it below.


Executed by:                                     Accepted by:
EXECUTIVE                                        AETNA INC.


  /s/  L. Edward Shaw, Jr.              By: /s/ Richard L. Huber
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[Name] L. Edward Shaw, Jr.


4/28/99                                 4/30/99
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(Date)                                  (Date)